Exhibit 10.3

AMENDMENT TO JOINDER AGREEMENT

This Amendment to Joinder Agreement (the “Agreement”), dated as of August 9, 2018, is delivered pursuant to the Non-Disclosure Agreement (the “Confidentiality Agreement”), dated August 9, 2016, by and between Perceptron, Inc. (the “Company”), Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors Inc., Harbert Management Corporation and the undersigned. Capitalized terms not otherwise defined herein have the meaning set forth in the Standstill Agreement (the “Standstill Agreement”), dated August 9, 2016, by and between the Company, Harbert Discovery Fund LP, Harbert Discovery Fund GP, LLC, Harbert Fund Advisors, Inc., and Harbert Management Corporation, as amended by the First Amendment to Standstill Agreement dated as of November 17, 2016, the Second Amendment to Standstill Agreement dated as of May 31, 2017, the Third Amendment to Standstill Agreement dated as of December 18, 2017 and the Fourth Amendment to Standstill Agreement dated as for August 9, 2018.

By executing and delivering this Agreement, the undersigned hereby agrees to remain a party to the Standstill Agreement and to remain fully bound by, and subject to, all of the covenants, terms and conditions of the Standstill Agreement as amended, as though an original party to such agreement and shall be deemed a Holders Director for all purposes of such agreement.

/s/ John F. Bryant
John F. Bryant